FOURTH AMENDMENT TO CREDIT AND
                               SECURITY AGREEMENT


     This Fourth Amendment, dated as of December 20, 1996, is made by and among LaCANASTA OF MINNESOTA, INC., a Minnesota corporation (the "Borrower"), SPARTA FOODS, INC., a Minnesota corporation ("Sparta") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    Recitals

     The Borrower, Sparta and the Lender are parties to the Credit and Security Agreement dated as of December 9, 1994, as supplemented by the First Supplement to Credit Agreement dated as of December 13, 1994, as amended by a First Amendment to Credit Agreement dated as of April 14, 1995, a Second Amendment to Credit Agreement dated as of September 21, 1995, and a Third Amendment to Credit Agreement dated as of April 23, 1996 (the "Credit Agreement"). All capitalized terms used in these Recitals shall have the meanings given to them in the Credit Agreement.

     Pursuant to the Credit Agreement, the Lender has made Advances, a Term Loan and a Capital Expenditure Loan to the Borrower. The Borrower's obligations to pay the Advances is presently evidenced by the Revolving Note of the Borrower dated December 9, 1994, payable to the order of the Lender in the original principal amount of $1,200,000. The Borrower's obligations to pay the Term Loan is presently evidenced by the Term Note of the Borrower dated December 9, 1994, payable to the order of the Lender in the original principal amount of $1,784,800. The Borrower's obligations to pay the Capital Expenditure Loan is presently evidenced by the Capital Expenditure Note of the Borrower dated December 9, 1994, payable to the order of the Lender in the original principal amount of $400,000. The current outstanding principal balance of the Term Note is $1,265,332.94. The current outstanding principal balance of the Capital Expenditure Note is $273,333. The Advances, the Term Loan and the Capital
Expenditure Loan and all other obligations of the Borrower owing to the Lender are secured, among other things, pursuant to the Credit and Security Agreement of the Borrower dated as of December 9, 1994.

     The Notes are due and payable in full on December 9, 1997. The Borrower has requested that the Lender extend the Termination Date of the Notes by an additional two years, extend a new capital expenditure loan in the amount of $200,000, change the interest rate on the Notes and modify the financial covenants. The Lender is willing to grant the Borrower's request subject to the terms of this Fourth Amendment.

     Accordingly, the Borrower and the Lender hereby agree as follows:

     1. Defined Terms. Terms used in this Fourth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.01 of the Credit Agreement is amended by adding or amending, as the case may be, the following new definitions:

     "'Availability' means the difference of (i) the Borrowing Base and (ii) the outstanding principal balance of the Revolving Note."

     "'Fourth Amendment' means the Fourth Amendment to Credit and Security Agreement dated as of December 20, 1996, between the Borrower and the Lender."

     "'Leverage Ratio' means the ratio of Debt excluding Subordinated Debt to Tangible Net Worth plus Subordinated Debt."

     "'Revolving Loan Spread' means the percentage set forth below opposite the range of Leverage Ratio in which the Borrower's Leverage Ratio falls. Reductions and increases in the percentage will be determined quarterly upon receipt of the Borrower's financial statements as required under Section 6.1(b) of the Credit Agreement, but such reductions and increases will be applied retroactively to the beginning of the quarter in which the determination is made. From the beginning of each fiscal quarter until such determination is made with respect to that quarter, the Borrower shall pay interest as if the percentage were unchanged from the percentage applicable at the end of the preceding fiscal quarter. If the percentage is determined to have increased and the Borrower has thus underpaid interest since the beginning of that fiscal quarter, the Borrower shall pay such deficiency on demand. If the percentage is determined to have decreased and the Borrower has thus overpaid interest since the beginning of that fiscal quarter, the Lender shall credit such overpayment, first, as a prepayment of accrued but unpaid interest on the Note, and, second, as a prepayment of interest thereafter accruing on the Note. Notwithstanding the foregoing, no reduction in the percentage will be made if a Default or an Event of Default has occurred and is continuing at the time that such reduction would otherwise be made.

              Leverage Ratio                      Percentage

              2.51 to 1.00 or more                   2.50%

              1.76 to 1.00 or more, but              2.00%
                less than 2.51 to 1.00

              1.26 to 1.00 or more, but              1.00%
                less than 1.76 to 1.00

              1.25 to 1.00 or below                  0.50%

     "'Revolving Note Rate' means Base Rate plus the Revolving Loan Spread."

     "'Term Loan Spread' means the percentage set forth below opposite the range of Leverage Ratio in which the Borrower's Leverage Ratio falls. Reductions and increases in the percentage will be determined quarterly upon receipt of the Borrower's financial statements as required under Section 6.1(b) of the Credit Agreement, but such reductions and increases will be applied retroactively to the beginning of the quarter in which the determination is made. From the beginning of each fiscal quarter until such determination is made with respect to that quarter, the Borrower shall pay interest as if the percentage were unchanged from the percentage applicable at the end of the preceding fiscal quarter. If the percentage is determined to have increased and the Borrower has thus underpaid interest since the beginning of that fiscal quarter, the Borrower shall pay such deficiency on demand. If the percentage is determined to have decreased and the Borrower has thus overpaid interest since the beginning of that fiscal quarter, the Lender shall credit such overpayment, first, as a prepayment of accrued but unpaid interest on the Note, and, second, as a prepayment of interest thereafter accruing on the Note. Notwithstanding the foregoing, no reduction in the percentage will be made if a Default or an Event of Default has occurred and is continuing at the time that such reduction would otherwise be made.

              Leverage Ratio                      Percentage

              2.51 to 1.00 or more                   3.00%

              1.76 to 1.00 or more, but              2.50%
                less than 2.51 to 1.00

              1.26 to 1.00 or more, but              1.50%
                less than 1.76 to 1.00

              1.25 to 1.00 or below                  1.00%

     "'Term Note Rate' means the Base Rate plus the Term Loan Spread."

     2. Eligible Inventory. Section 1.01 is further amended by deleting the phrase "less a reserve of ten percent (10%) of such Eligible Inventory" as it appears in the third line of the definition of "Eligible Inventory".

     3. Termination Date. Section 1.01 is further amended by changing the date "December 9, 1997" to "December 31, 1999" as it appears in the definition of "Termination Date." The Revolving Note is amended by changing the date "December 9, 1997" to "December 31, 1999" as it appears in the second line thereof.

     4. Term Loan and Capital Expenditure Loans. Section 2.2 of the Credit Agreement is amended in its entirety to read as follows:

     "Section 2.2 Term Loan and Capital Expenditure Loans.

     (a) Term Loan. The Lender has made a Term Loan to the Borrower before the date of the Fourth Amendment, the Borrower's obligations to pay which are evidenced by the Term Note of the Borrower dated December 9, 1994, payable to the order of the Lender in the original principal amount of $1,784,800 (the "Term Note"). As of the date hereof, the outstanding principal balance of the Term Note is $1,265,332.94. The principal amount of the Term Loan shall be payable in thirty-six (36) consecutive monthly installments of Twenty-One Thousand Six Hundred Fifty-Eight Dollars ($21,658), commencing on January 1, 1997, with a payment of all unpaid principal and other Obligations on the earliest of termination of the Revolving Credit Facility, demand by the Lender or the Termination Date.

     (b) Capital Expenditure Loan. The Lender has made a Capital Expenditure Loan to the Borrower before the date of the Fourth Amendment, the Borrower's obligations to pay which are evidenced by the Capital Expenditure Note of the Borrower dated December 9, 1994, payable to the order of the Lender in the original principal amount of $400,000 (the "Existing Capital Expenditure Note"). As of the date hereof, the outstanding principal balance of the Existing Capital Expenditure Note is $273,333. The Lender agrees to make additional Capital Expenditure Loans to the Borrower in the amount of $200,000, which shall be used to finance capital expenditures through September 30, 1997 (the indebtedness evidenced by the Existing Capital Expenditure Note, together with all new advances made under this Section 2.2 may be referred to hereinafter collectively as the "Capital Expenditure Loan"). The Borrower's obligation to pay the Capital Expenditure Loan shall be evidenced by the Borrower's promissory note in the original principal amount of $473,333 (the "Capital Expenditure Note"), substantially in the form of Exhibit A to the Fourth Amendment and shall be secured pursuant to the Credit Agreement and the Security Documents as therein defined. The principal amount of the Capital Expenditure Loan shall be payable in thirty-six (36) consecutive monthly installments of Six Thousand Three Hundred Forty-Two Dollars ($6,342), commencing on January 1, 1997, with a payment of all unpaid principal and other Obligations on the earliest of termination of the Revolving Credit Facility, demand by the Lender or the Termination Date. The Capital Expenditure Note is issued in substitution for and replacement of, but not in payment of, the Existing Capital Expenditure Note.

     (c) Procedures for Capital Expenditure Loan Advances. At any time prior to September 30, 1997, and upon the terms and conditions set forth below, the Lender agrees to make Advances to the Borrower under the Capital Expenditure Loan to finance new acquisitions by the Borrower of equipment to be located at the Leased Premises and used in the Borrower's business, in an aggregate amount not to exceed the lesser of (i) Two Hundred Thousand Dollars ($200,000.00) or
(ii) the lesser of (A) eighty percent (80%) of the net invoice hard cost to Borrower for such newly purchased equipment (net of insurance, freight, delivery, shipping interest, taxes, installation, licenses or any similar cost or expense, and less any discounts, rebates, refunds or other reductions in price), or (B) the actual value of such equipment, in the Lender's sole determination. Upon fulfillment of the applicable conditions set forth below for which the Lender shall have a reasonable period of time to review, and upon Lender's determination to make an Advance under the Capital Expenditure Loan, the Lender shall disburse the amount of the Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.1(c) hereof, unless the Borrower and the Lender shall agree in writing to another manner of disbursement. The Capital Expenditure Loan is not a revolving facility and any voluntary or mandatory prepayment thereof may not be reborrowed hereunder. The Borrower agrees to comply with the following procedures in requesting Advances under this Section 2.2(b):

     (1) The Lender shall make, and the Borrower shall request, no more than two
(2) Advances under this Section 2.2(c), with each of the requested Advances to be in an amount of at least Fifty Thousand Dollars ($50,000.00), and the aggregate of both requested Advances shall not exceed Two Hundred Thousand Dollars ($200,000.00).

     (2) The request for an Advance under this Section 2.2(c) shall be made in writing, specifying the date of the requested Advance which shall not be prior to the Lender's review of the documents described below, and the amount thereof, and shall be by (i) any officer of the Borrower; (ii) any Person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any Person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent. Any request for an Advance under this Section 2.2(c) shall be deemed to be a representation by the Borrower that (i) the conditions set forth in Section 2.2(c) hereof have been met, and
(ii) the conditions set forth in Section 4.2 hereof have been met as of the time of the request. The Borrower shall be obligated to repay all Advances under this
Section 2.2(c) notwithstanding the fact that the Person requesting the same was not in fact authorized to do so.

     (3) Such request shall be accompanied by (A) the actual invoice and purchase order for the newly acquired equipment; (B) a description of such equipment; (C) evidence of (i) delivery of such equipment to the Borrower and the acceptance thereof by the Borrower, together with the dates and place of acceptance and delivery, (ii) title to such equipment in the name of Borrower,
(iii) payment therefor or a letter from the Borrower directing the Lender to disburse the Advance proceeds to the equipment vendor directly, (iv) the Lender's first priority security interest in such equipment, (v) insurance on such equipment in form and substance acceptable to the Lender; and (D) such other documentation or information as the Lender may require."

     5. Prepayment Penalty. Section 2.6 of the Credit Agreement is amended in its entirety and replaced as follows:

     "Section 2.6 Voluntary Prepayment; Termination of Agreement by the Borrower. Except as otherwise provided herein and subject to payment of the prepayment fees set forth below, the Borrower may, in its discretion, prepay the Advances in whole at any time or from time to time in part. If the Borrower desires or decides to terminate this Agreement as of any date prior to December 31, 1999, or to prepay any Obligations with funds not generated solely from Borrower's operations in the ordinary course of business, the Borrower shall (a) provide the Lender with thirty (30) days' prior written notice of the Borrower's intention to do so, and (b) unless the Borrower pays the Obligations (i) in full with funds from the Lender or an affiliate of Lender, (ii) upon Lender's written consent thereto with cash received from a stock offering of Sparta's common stock or (iii) upon the Lender's written consent thereto with cash received from the sale of the Owned Premises, pay the Lender a prepayment fee of one percent (1%) of the Revolving Credit Facility Maximum Amount plus the average outstanding principal balance of the Term Loan and the Capital Expenditure Loan over the previous three (3) month period. Failure to provide the aforesaid notice or to prepay the Obligations in full, will not relieve the Borrower of its obligation to pay the prepayment fee. Upon compliance with the foregoing requirements and subject to payment and performance of all the Borrower's Obligations to the Lender, the Borrower may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law."

     6. Fees. Subsection 2.13(c) of the Credit Agreement is amended by changing the commitment fee rate from "one-half percent (0.5%) per annum" to "one-quarter percent (0.25%) per annum" as it appears in the second line thereof and changing the date "January 1, 1995" to "October 1, 1996" as it appears in the fifth line thereof. Subsection 2.13(b) is amended in its entirety to read as follows:

     "(b) The Borrower hereby agrees to pay the Lender, on demand, fees incurred in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower, whether conducted at the Borrower's premises or at the Lender, which the Lender expects to conduct on a tri-annual basis, unless a Default or an Event of Default occurs, in which case the Lender expects to conduct such audits or inspections more frequently, at the rates of $50 per hour per analyst, together with all actual out-of-pocket expenses incurred in conducting any such audit or inspection; provided, however, that beginning in fiscal-year 1998, if the Borrower's average daily Availability during the most recently completed month is greater than $300,000, then the frequency of such audits and inspections will be reduced to semi-annually; further, provided, however, that so long as no Default or Event of Default has occurred, the Borrower shall not have to reimburse the Lender for such fees, costs and expenses to the extent they exceed $2,500 per audit."

     7. Financial Covenants. Sections 6.12, 6.13, 6.14 and 6.15 of the Credit Agreement are deleted in their entirety and replaced, as follows:

     "Section 6.12 Tangible Net Worth. The Borrower, on a consolidated basis with Sparta shall maintain at all times during each fiscal month in each period set forth below (calculated at the end of each fiscal month during each period set forth below) its Tangible Net Worth at or above the level set forth below opposite each such period:

         October 1, 1996, through
           August 31, 1997                           $1,500,000

         September 1, 1997, through
           August 31, 1998                           $1,800,000

         September 1, 1998, through
           August 31, 1999                           $2,100,000

         September 1, 1999, through
           December 31, 1999                         $2,400,000


     "Section 6.13 Maximum Leverage Ratio. The Borrower, on a consolidated basis with Sparta, shall maintain at all times during each fiscal month in each period set forth below (calculated at the end of each fiscal month during each period set forth below) its Leverage Ratio at or below the level set forth below opposite each such period:

         October 1, 1996, through
           August 31, 1997                           1.65 to 1.00

         September 1, 1997, through
           August 31, 1998                           1.25 to 1.00

         September 1, 1998, through
           August 31, 1999                           1.20 to 1.00

         September 1, 1999, through
           December 31, 1999                         1.15 to 1.00

     8. Expenditures for Fixed Assets. Section 7.10 of the Credit Agreement is amended in its entirety to read as follows:

     "Section  7.10  Capital  Expenditures.  Sparta  will not  make any  Capital
Expenditures. The Borrower will not expend or contract to expend for Capital Expenditures more than $500,000 in any one fiscal year."

     9. Amendment Fee. The Borrower agrees to pay the Lender a fully earned, non-refundable fee in the amount of $1,000, or 0.5% of the capital expenditure loan commitment increase, in consideration of the execution by the Lender of this Fourth Amendment, payable upon the execution of this Amendment.

     10. No Other Changes. Except as explicitly amended by this Fourth Amendment, all of the terms and conditions of the Credit Agreement and Revolving Note shall remain in full force and effect and shall apply to any Advance thereunder.

     11. Conditions Precedent. This Fourth Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

     (a) The new Capital Expenditure Note duly executed by the Borrower.

     (b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Fourth Amendment and the Capital Expenditure Note, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were previously delivered to the Lender continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) the incumbency of the officers and agents of the Borrower authorized to sign and to act on behalf of the Borrower and setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Fourth Amendment and the Capital Expenditure Note and all other documents, agreements and certificates on behalf of the Borrower.

     (c) Payment of the amendment fee of $1,000, which is 0.5% of the increase in the capital expenditure loan commitment.

     (d) Such other matters as the Lender may require.

     12. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

     (a) The Borrower has all requisite power and authority to execute this Fourth Amendment and the Capital Expenditure Note and to perform all of its obligations thereunder, and this Fourth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (b) The execution, delivery and performance by the Borrower of this Fourth Amendment and the Capital Expenditure Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

     (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     (d) The recitals set forth on the first page hereof are true and correct.

     13. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Mortgage or any Guaranty to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     14. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Fourth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     15. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Fourth Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     16. Miscellaneous. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written.


LaCANASTA OF MINNESOTA, INC.                      NORWEST BANK MINNESOTA,
                                                  NATIONAL ASSOCIATION


By ________________________                       By ________________________
   A. Merrill Ayers
   Its Chief Financial Officer                    ___________________________
                                                  Its _______________________


SPARTA FOODS, INC.


By __________________________
   A. Merrill Ayers
   Its Chief Financial Officer

                            CAPITAL EXPENDITURE NOTE
$473,333
                                                        Minneapolis, Minnesota
                                                             December 20, 1996

     For value received, the undersigned, LaCANASTA OF MINNESOTA, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Hundred Seventy-Three Thousand Three Hundred Thirty-Three Dollars ($473,333) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Capital Expenditure Loan, as defined in and pursuant to that certain Credit and Security Agreement dated as of December 9, 1994, by and between the Borrower and Lender (the "Principal Amount") together with interest on the Principal Amount remaining unpaid from time to time computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate set forth in
Section 2.4 of that Credit and Security Agreement, as supplemented by a certain First Supplement to Credit Agreement dated as of December 13, 1994, and as amended by a First Amendment to Credit Agreement dated as of April 14, 1995, a Second Amendment to Credit Agreement dated as of September 21, 1995, a Third Amendment to Credit Agreement dated as of April 23, 1996, and a Fourth Amendment to Credit and Security Agreement of even date herewith (as amended, the "Credit Agreement").

     Interest accruing on the Principal Balance each month shall be payable on the first day of the next succeeding month and at maturity or earlier prepayment in full. The Principal Balance shall be payable in thirty-six (36) consecutive monthly installments of $6,342 commencing on January 1, 1997, with a payment of all unpaid principal and other Obligations on the earliest of termination of the Revolving Credit Facility, demand by the Lender or the Termination Date.

     This Note may be prepaid in whole at any time or from time to time in part in accordance with the terms of the Credit Agreement, provided that any prepayment in whole of this Note shall include accrued interest thereon.

     This Note is issued pursuant to, and is subject to the Credit Agreement. This Note is the Capital Expenditure Note referred to in the Credit Agreement.

     This Note is secured, among other things, by the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments, or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     If any payment of interest or principal is not made when due in accordance with the terms and conditions of this Note, or an Event of Default shall occur under the Credit Agreement or any instrument or document securing this Note and shall be continuing, then the holder hereof may, at its option, by notice in writing to the Borrower, declare immediately due and payable the entire Principal Balance hereof and all interest accrued thereon and the same shall thereupon be immediately due and payable without further notice or demand.

     This Note shall also become immediately due and payable (including unpaid interest accrued hereon) without demand or notice thereof upon filing of a petition by or against the undersigned under the United States Bankruptcy Code.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     This Note is issued in substitution for and replacement of, but not in payment of, the Capital Expenditure Note of the Borrower dated December 9, 1994, payable to the order of the Lender in the original principal amount of $400,000.

                                    LaCANASTA OF MINNESOTA, INC.


                                    By _________________________
                                       A. Merrill Ayers
                                   Its Chief Financial Officer